Exhibit 10.1

U.S. SILICA HOLDINGS, INC.

2011 INCENTIVE COMPENSATION PLAN

AMENDMENT NO. 1 TO RESTRICTED STOCK AGREEMENT

THIS AMENDMENT NO. 1 TO RESTRICTED STOCK AGREEMENT (this “Amendment”) is made and entered into as of July 25, 2014, by and between U.S. Silica Holdings, Inc. (the “Company”) and Bryan A. Shinn (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company and the Participant entered into a Restricted Stock Agreement dated as of November 6, 2012 (the “Agreement”) pursuant to the Company’s 2011 Incentive Compensation Plan; and

WHEREAS, the parties to the Agreement desire to amend certain terms and conditions of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, the parties to the Agreement hereby agree as follows:

1. Amendments.

(a) Section 3 of the Agreement is hereby amended by adding a new Section 3(b) thereof to read in full as provided below. The former Sections 3(b), 3(c) and 3(d) of the Agreement shall be renumbered as new Sections 3(c), 3(d) and 3(e) of the Agreement, respectively, in order to account for the following amendment.

“(b) Termination Without Cause or for Good Reason.

(i) Prior to Change in Control. Notwithstanding the provisions of Section 3(a) hereof and subject to the provisions of Section 3(c) hereof, in the event of the Participant’s Termination by the Company without Cause or by the Participant for “Good Reason” (as defined below) at any time prior to the occurrence of a Change in Control, the unvested shares of Restricted Stock that would have become vested at the vesting date immediately following such Termination as provided in Section 3(a) hereof shall become vested on a pro rata basis (determined by multiplying the number of such unvested shares of Restricted Stock by a fraction, the numerator of which is the number of calendar days in the period beginning with the vesting date immediately preceding the date of such Termination as set forth in Section 3(a) hereof and ending on the date of such Termination, and the denominator of which is three hundred sixty five (365)), and shares of Common Stock shall be delivered in respect thereof as provided in Section 4 hereof. For purposes hereof, the term “Good Reason” shall have the meaning attributed to such term under the Employment Agreement by and between the Participant and the Company dated March 22, 2012.

(ii) Upon or Following a Change in Control. Notwithstanding the provisions of Section 3(a) hereof and subject to the provisions of Section 3(c) hereof, in the event of the Participant’s Termination by the Company without Cause or by the Participant for Good Reason at any time upon or following the occurrence of a Change in Control, any unvested Restricted Stock outstanding at the time of such termination shall become fully vested as of the date of such Termination.”

(b) Section 3(e) of the Agreement is hereby amended and restated in its entirety to read in full as follows:

“(e) Forfeiture. Subject to the provisions of Section 3(b) hereof and the Committee’s discretion to accelerate vesting under Section 3(c) hereof, all unvested shares of Restricted Stock shall be immediately forfeited upon the Participant’s Termination for any reason.”

2. Affirmation. This Amendment is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Agreement shall remain in full force and effect.

3. Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have signed this Amendment on the date first above written.

U.S. SILICA HOLDINGS, INC.

By:	/s/ David D. Murry
Name: David D. Murry
Title: Vice President of Talent Management

PARTICIPANT

/s/ Bryan A. Shinn
Bryan A. Shinn

Signature Page to Amendment No. 1 to Restricted Stock Agreement